Exhibit 99.1

Virtu Announces Fourth Quarter and Full Year 2020 Results

Authorizes Additional $70 Million Share Repurchase

NEW YORK, NY, February 11, 2021 - Virtu Financial, Inc. (NASDAQ: VIRT), a leading provider of financial services and products that leverages cutting edge technology to deliver innovative, transparent trading solutions to its clients and liquidity to the global markets, today reported results for the fourth quarter ended and full year ended December 31, 2020.

Fourth Quarter 2020:

•	Net income of $197.7 million; Normalized Adjusted Net Income[1] of $234.0 million
•	Basic earnings per share of $0.89 and diluted earnings per share of $0.88; Normalized Adjusted EPS[1] of $1.18
•	Total revenues of $676.7 million; Trading income, net, of $505.5 million; Adjusted Net Trading Income[1] of $455.9 million
•	Adjusted EBITDA1 of $343.9 million; Adjusted EBITDA Margin1 of 75.4%
•	Additional $70 million share repurchase authorized, bringing total to $170 million authorized; $50 million executed to date

Full Year 2020:

•	Net income of $1,120.9 million; Normalized Adjusted Net Income[1] of $1,135.1 million
•	Basic earnings per share of $5.19 and diluted earnings per share of $5.16; Normalized Adjusted EPS[1] of $5.76
•	Total revenues of $3,239.3 million; Trading income, net, of $2,493.2 million; Adjusted Net Trading Income[1] of $2,271.4 million
•	Adjusted EBITDA[1] of $1,648.0 million; Adjusted EBITDA Margin[1] of 72.6%

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on March 15, 2021 to shareholders of record as of March 1, 2021.

“Capping off a record breaking 2020, we delivered exceptional performance globally in the fourth quarter. I’m extremely proud of the team for their dedication in executing amidst a challenging global situation", said Douglas Cifu, CEO of Virtu Financial. “Our market making segment played a critical role in the markets by seamlessly executing trades, and ultimately delivering $1.3 billion of price improvement to individual investors. Our Execution Services segment had a record quarter, delivering outstanding service and further enhancements to our best-in-class products that drive value across the entire trade lifecycle and assist our clients in navigating our ever changing market landscape.”

Mr. Cifu continued: “Turning the page on 2020, we enter our next chapter of growth in 2021 stronger than ever with a clear trajectory that includes an optimized expense base and reduced levels of debt, thanks to the meaningful progress we’ve made in integrating our acquisitions and returning excess cash flow to shareholders.”

Note 1: Non-GAAP financial measures. Please see "Non-GAAP Financial Measures and Other Items" for more information.

Financial Results

Fourth Quarter 2020:

Total revenues increased 69.3% to $676.7 million for this quarter, driven by the heightened levels of volatility, bid-ask spreads and trading volumes across global markets and asset classes due to the COVID-19 pandemic, compared to $399.6 million for the same period in 2019. Trading income, net, increased 121.0% to $505.5 million for this quarter, compared to $228.7 million for the same period in 2019. Net income totaled $197.7 million for this quarter, compared to a net loss of $29.4 million in the prior year quarter, which included costs related to the ITG acquisition.

Basic earnings per share for this quarter was $0.89 and diluted earnings per share was $0.88, compared to a basic and diluted loss per share of $0.16 for the same period in 2019.

Adjusted Net Trading Income increased 77.3% to $455.9 million for this quarter, compared to $257.2 million for the same period in 2019. Adjusted EBITDA increased 200.1% to $343.9 million for this quarter, compared to $114.6 million for the same period in 2019.

Normalized Adjusted Net Income, removing one-time integration costs and non-cash items, increased 355.4% to $234.0 million for this quarter, compared to $51.4 million for the same period in 2019.

Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxes, Normalized Adjusted EPS was $1.18 for this quarter, compared to $0.27 for the same period in 2019.

Full Year 2020:

Total revenues increased 113.5% to $3,239.3 million for this year, also impacted by the heightened levels of volatility, bid-ask spreads and trading volumes across global markets and asset classes due to the COVID-19 pandemic, compared to $1,517.5 million for 2019. Trading income, net, increased 173.3% to $2,493.2 million for this year, compared to $912.3 million for 2019. Net income was $1,120.9 million for this year compared to a net loss of $103.7 million for 2019, which included costs related to the ITG acquisition.

Basic earnings per share for this year was $5.19 and diluted earnings per share was $5.16, compared to a basic and diluted loss per share of $0.53 for 2019.

Adjusted Net Trading Income increased 133.0% to $2,271.4 million for this year, compared to $974.7 million for 2019. Adjusted EBITDA increased 281.6% to $1,648.0 million for this year, compared to $431.9 million for 2019.

Normalized Adjusted Net Income, removing one-time integration costs and non-cash items, increased 511.2% to $1,135.1 million for this year, compared to $185.7 million for the same period in 2019.

Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxes, Normalized Adjusted EPS was $5.76 for 2020, compared to $0.96 for 2019.

Operating Segment Information

The Company has two operating segments: Market Making and Execution Services; and one non-operating segment: Corporate.

Market Making principally consists of market making in the cash, futures and options markets across global equities, options, fixed income, currencies and commodities. As a market maker, the Company commits capital on a principal basis by offering to buy securities from, or sell securities to, broker dealers, banks and institutions.

Execution Services comprises agency-based trading and trading venues, offering execution services in global equities, options, futures and fixed income on behalf of institutions, banks and broker dealers. The Company also provides proprietary technology and infrastructure, workflow technology, and trading analytics services to select third parties. Legacy ITG’s operations are included within the Execution Services segment.

Corporate contains the Company's investments, principally in strategic trading-related opportunities, and maintains corporate overhead expenses.

The following tables show the trading income, net, total revenues and Adjusted Net Trading Income by segment for the three months and years ended December 31, 2020 and 2019.

Total revenues by segment

(in thousands, unaudited)

	Three Months Ended December 31, 2020				Three Months Ended December 31, 2019
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$466,006	$39,486	$—	$505,492	$228,104	$601	$—	$228,705
Commissions, net and technology services	42,926	105,250	—	148,176	6,312	132,340	—	138,652
Interest and dividends income	15,269	62	—	15,331	31,792	341	—	32,133
Other, net	4,841	4,725	(1,869)	7,697	(192)	133	190	131
Total Revenues	$529,042	$149,523	$(1,869)	$676,696	$266,016	$133,415	$190	$399,621

	Year Ended December 31, 2020				Year Ended December 31, 2019
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$2,455,182	$38,066	$—	$2,493,248	$908,328	$3,988	$—	$912,316
Commissions, net and technology services	52,453	548,057	—	600,510	23,526	475,018	—	498,544
Interest and dividends income	61,485	634	—	62,119	96,197	12,581	—	108,778
Other, net	24,222	63,386	(4,154)	83,454	43	149	(2,338)	(2,146)
Total Revenues	$2,593,342	$650,143	$(4,154)	$3,239,331	$1,028,094	$491,736	$(2,338)	$1,517,492

Reconciliation of trading income, net to Adjusted Net Trading Income by operating segment

(in thousands, unaudited)

	Three Months Ended December 31, 2020				Three Months Ended December 31, 2019
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$466,006	$39,486	$—	$505,492	$228,104	$601	$—	$228,705
Commissions, net and technology services	42,926	105,250	—	148,176	6,312	132,340	—	138,652
Interest and dividends income	15,269	62	—	15,331	31,792	341	—	32,133
Brokerage, exchange, clearance fees and payments for order flow, net	(175,760)	(9,314)	—	(185,074)	(74,007)	(26,991)	—	(100,998)
Interest and dividends expense	(27,653)	(340)	—	(27,993)	(40,905)	(395)	—	(41,300)
Adjusted Net Trading Income	$320,788	$135,144	$—	$455,932	$151,296	$105,896	$—	$257,192

	Year Ended December 31, 2020				Year Ended December 31, 2019
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$2,455,182	$38,066	$—	$2,493,248	$908,328	$3,988	$—	$912,316
Commissions, net and technology services	52,453	548,057	—	600,510	23,526	475,018	—	498,544
Interest and dividends income	61,485	634	—	62,119	96,197	12,581	—	108,778
Brokerage, exchange, clearance fees and payments for order flow, net	(662,994)	(95,849)	—	(758,843)	(277,668)	(109,220)	—	(386,888)
Interest and dividends expense	(123,715)	(1,934)	—	(125,649)	(145,782)	(12,257)	—	(158,039)
Adjusted Net Trading Income	$1,782,411	$488,974	$—	$2,271,385	$604,601	$370,110	$—	$974,711

Reconciliation of trading income, net to Adjusted Net Trading Income by category – Market Making segment

(in thousands, unaudited)

	Three Months Ended December 31, 2020				Three Months Ended December 31, 2019
	Global Equities	Global FICC, Options and Other	Unallocated (1)	Total Market Making	Global Equities	Global FICC, Options and Other	Unallocated (1)	Total Market Making
Trading income, net	$427,925	$38,081	$—	$466,006	$192,507	$35,597	$—	$228,104
Commissions, net and technology services	42,926	—	—	42,926	6,312	—	—	6,312
Brokerage, exchange, clearance fees and payments for order flow, net	(169,153)	(6,607)	—	(175,760)	(65,095)	(8,912)	—	(74,007)
Interest and dividends, net	(10,293)	(2,091)	—	(12,384)	(7,519)	(1,594)	—	(9,113)
Adjusted Net Trading Income	$291,405	$29,383	$—	$320,788	$126,205	$25,091	$—	$151,296

	Year Ended December 31, 2020				Year Ended December 31, 2019
	Global Equities	Global FICC, Options and Other	Unallocated (1)	Total Market Making	Global Equities	Global FICC, Options and Other	Unallocated (1)	Total Market Making
Trading income, net	$2,182,234	$272,948	$—	$2,455,182	$730,215	$178,639	$(526)	$908,328
Commissions, net and technology services	52,453	—	—	52,453	23,554	(28)	—	23,526
Brokerage, exchange, clearance fees and payments for order flow, net	(631,354)	(31,640)	—	(662,994)	(238,590)	(39,648)	570	(277,668)
Interest and dividends, net	(54,557)	(7,673)	—	(62,230)	(39,335)	(10,090)	(160)	(49,585)
Adjusted Net Trading Income	$1,548,776	$233,635	$—	$1,782,411	$475,844	$128,873	$(116)	$604,601

(1) Under our methodology for recording ‘Trading Income, Net’ in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ. Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular Adjusted Net Trading Income calculation can defer or accelerate the amount in a particular asset class from one day to another, and, at the end of a reporting period, from one reporting period to another. The purpose of the Unallocated category is to ensure that Adjusted Net Trading Income by category sums to total Adjusted Net Trading Income, which can be reconciled to Trading Income, Net, calculated in accordance with GAAP. We do not allocate any resulting differences based on the timing of revenue recognition.

Financial Condition

As of December 31, 2020, Virtu had $1,007.0 million in cash, cash equivalents and restricted cash, and total long-term debt outstanding in an aggregate principal amount of $1,670.4 million.

Expansion of Share Repurchase Program

In November 2020, the Virtu Financial, Inc. Board of Directors approved a share repurchase program for $100 million Class A common stock and common units of Virtu Financial LLC by December 31, 2021. Since inception of the program, the Company repurchased approximately 2.1 million shares of Class A Common Stock and Virtu Financial Units for approximately $49.9 million.

In January 2021, the Virtu Financial, Inc. Board of Directors approved the expansion of the share repurchase program, increasing the total amount authorized by $70 million to $170 million.

The Company has approximately $120 million remaining capacity for future purchases of shares of Class A Common Stock and Virtu Financial Units under the program.

Earnings Conference Call Information

Virtu Financial will host a conference call to review its fourth quarter and full year 2020 financial performance today, February 11th, at 8:30 a.m. ET. Members of the public may listen to the conference call through an audio webcast through the Investor Relations section of the firm’s website ir.virtu.com/investor-relations.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, ir.virtu.com/investor-relations and also from time to time may use social media channels, including our Twitter account (twitter.com/virtufinancial) and our LinkedIn account (linkedin.com/company/virtu-financial), as an additional means of disclosing public information to investors, the media and others interested in us. It is possible that certain information we post on our website and on social media could be deemed to be material information, and we encourage investors, the media and others interested in us to review the business and financial information we post on our website and on the social media channels identified above, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website and our social media channels is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), we use the following non-GAAP measures of financial performance:

•	"Adjusted Net Trading Income", which is the amount of revenue we generate from our market making activities, or trading income, net, plus commissions, net and technology services, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange, clearance fees and payments for order flow, net. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•	"EBITDA", which measures our operating performance by adjusting Net Income to exclude financing interest expense on our long-term borrowings, debt issue cost related to debt refinancing, prepayment, and commitment fees, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, and income tax expense, and "Adjusted EBITDA", which measures our operating performance by further adjusting EBITDA to exclude severance, transaction advisory fees and expenses, termination of office leases, charges related to share based compensation and other expenses, which includes reserves for legal matters, COVID-19 one-time costs and donations and Other net, and “Adjusted EBITDA Margin”, which compares Adjusted EBITDA to Adjusted Net Trading Income.

•	“Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items and other non-cash items, assuming that all vested and unvested non-voting common interest units in Virtu Financial LLC have been exchanged for shares of our Class A common stock, and applying an effective tax rate, which was approximately 24%.

•	“Adjusted Operating Expenses”, which we calculate by adjusting total operating expenses to exclude severance, share based compensation, reserves for legal matters, termination of office leases, connectivity early termination and write-down of assets.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, and Normalized Adjusted EPS and Adjusted Operating Expenses are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. Additional information provided regarding the breakdown of Total Adjusted Net Trading Income by category is also a non-GAAP financial measure but is not used by the Company in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS differently, and as a result our measures of Adjusted Net Trading Income, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;
•	our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;
•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•	they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and
•	they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include Net Income, cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share data)	2020	2019	2020	2019
Revenues:
Trading income, net	$505,492	$228,705	$2,493,248	$912,316
Interest and dividends income	15,331	32,133	62,119	108,778
Commissions, net and technology services	148,176	138,652	600,510	498,544
Other, net	7,697	131	83,454	(2,146)
Total revenues	676,696	399,621	3,239,331	1,517,492

Operating Expenses:
Brokerage, exchange, clearance fees and payments for order flow, net	185,074	100,998	758,843	386,888
Communication and data processing	51,414	53,389	213,750	209,393
Employee compensation and payroll taxes	66,445	101,578	393,536	383,713
Interest and dividends expense	27,993	41,300	125,649	158,039
Operations and administrative	21,079	27,351	94,558	103,642
Depreciation and amortization	16,013	16,785	66,741	65,644
Amortization of purchased intangibles and acquired capitalized software	18,077	20,160	74,254	70,595
Termination of office leases	9,265	(37)	9,608	66,452
Debt issue cost related to debt refinancing, prepayment and commitment fees	1,597	33,238	28,879	41,132
Transaction advisory fees and expenses	205	2,043	2,941	26,117
Financing interest expense on long-term borrowings	19,971	30,190	87,735	121,859
Total operating expenses	417,133	426,995	1,856,494	1,633,474

Income (loss) before income taxes and noncontrolling interest	259,563	(27,374)	1,382,837	(115,982)
Provision for (benefit from) income taxes	61,880	2,045	261,924	(12,277)
Net income (loss)	$197,683	$(29,419)	$1,120,913	$(103,705)

Noncontrolling interest	(85,405)	11,691	(471,716)	45,110

Net income (loss) available for common stockholders	$112,278	$(17,728)	$649,197	$(58,595)

Earnings (loss) per share:
Basic	$0.89	$(0.16)	$5.19	$(0.53)
Diluted	$0.88	$(0.16)	$5.16	$(0.53)

Weighted average common shares outstanding
Basic	122,775,185	117,807,209	121,692,443	113,918,103
Diluted	123,500,713	117,807,209	122,332,190	113,918,103

Comprehensive income:
Net income (loss)	$197,683	$(29,419)	$1,120,913	$(103,705)
Other comprehensive income (loss)
Foreign exchange translation adjustment, net of taxes	11,458	(8,583)	15,318	(1,475)
Net change in unrealized cash flow hedges gains (losses), net of taxes	5,406	—	(59,019)	—
Comprehensive income (loss)	$214,547	$(38,002)	$1,077,212	$(105,180)
Less: Comprehensive (income) loss attributable to noncontrolling interest	(92,554)	14,935	(452,855)	45,668
Comprehensive income (loss) available for common stockholders	$121,993	$(23,067)	$624,357	$(59,512)

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, and selected Operating Margins.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2020	2019	2020	2019
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$505,492	$228,705	$2,493,248	$912,316
Commissions, net and technology services	148,176	138,652	600,510	498,544
Interest and dividends income	15,331	32,133	62,119	108,778
Brokerage, exchange, clearance fees and payments for order flow, net	(185,074)	(100,998)	(758,843)	(386,888)
Interest and dividends expense	(27,993)	(41,300)	(125,649)	(158,039)
Adjusted Net Trading Income	$455,932	$257,192	$2,271,385	$974,711

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income (loss)	197,683	(29,419)	1,120,913	(103,705)
Financing interest expense on long-term borrowings	19,971	30,190	87,735	121,859
Debt issue cost related to debt refinancing, prepayment and commitment fees	1,597	33,238	28,879	41,132
Depreciation and amortization	16,013	16,785	66,741	65,644
Amortization of purchased intangibles and acquired capitalized software	18,077	20,160	74,254	70,595
Provision for income taxes	61,880	2,045	261,924	(12,277)
EBITDA	$315,221	$72,999	$1,640,446	$183,248

Severance	3,094	28,141	10,286	102,768
Transaction advisory fees and expenses	205	2,043	2,941	26,117
Termination of office leases	9,265	(37)	9,608	66,452
Gain on sale of businesses	—	—	(58,652)	—
Other	(6,257)	373	(16,418)	2,651
Share based compensation	22,328	11,063	59,838	50,627
Adjusted EBITDA	$343,856	$114,582	$1,648,049	$431,863

Selected Operating Margins
Net Income Margin (1)	43.4%	(11.4)%	49.3%	(10.6)%
EBITDA Margin (2)	69.1%	28.4%	72.2%	18.8%
Adjusted EBITDA Margin (3)	75.4%	44.6%	72.6%	44.3%

1 Calculated by dividing net income by Adjusted Net Trading Income.

2 Calculated by dividing EBITDA by Adjusted Net Trading Income.

3 Calculated by dividing Adjusted EBITDA by Adjusted Net Trading Income.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share data)	2020	2019	2020	2019
Reconciliation of Net Income to Normalized Adjusted Net Income
Net income (loss)	$197,683	$(29,419)	$1,120,913	$(103,705)
Provision for (benefit from) income taxes	61,880	2,045	261,924	(12,277)
Income (loss) before income taxes and noncontrolling interest	$259,563	$(27,374)	$1,382,837	$(115,982)
Amortization of purchased intangibles and acquired capitalized software	18,077	20,160	74,254	70,595
Debt issue cost related to debt refinancing, prepayment and commitment fees	1,597	33,238	28,879	41,132
Severance	3,094	28,141	10,286	102,768
Transaction advisory fees and expenses	205	2,043	2,941	26,117
Termination of office leases	9,265	(37)	9,608	66,452
Gain on sale of businesses	—	—	(58,652)	—
Other	(6,257)	373	(16,418)	2,651
Share based compensation	22,328	11,063	59,838	50,627
Normalized Adjusted Net Income before income taxes	$307,872	$67,607	$1,493,573	$244,360
Normalized provision for income taxes (1)	73,889	16,226	358,458	58,646
Normalized Adjusted Net Income	$233,983	$51,381	$1,135,115	$185,714

Weighted Average Adjusted shares outstanding (2)	197,503,595	193,053,848	196,929,673	193,153,745

Normalized Adjusted EPS	$1.18	$0.27	$5.76	$0.96

(1) Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 24% for 2020 and 24% for 2019.

(2) Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis, and (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

(in thousands, except share data)	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$889,559	$732,164
Cash and securities segregated under regulations and other	117,446	41,116
Securities borrowed	1,425,016	1,928,763
Securities purchased under agreements to resell	22,866	143,032
Receivables from broker-dealers and clearing organizations	1,800,386	1,318,584
Receivables from customers	214,478	103,531
Trading assets, at fair value	3,115,731	2,765,690
Property, equipment and capitalized software, net	113,590	116,089
Operating lease right-of-use assets	268,864	314,526
Goodwill	1,148,926	1,148,926
Intangibles (net of accumulated amortization)	454,499	529,638
Deferred taxes	193,070	214,671
Other assets	317,748	252,640
Total assets	10,082,179	9,609,370

Liabilities and equity
Liabilities
Short-term borrowings, net	64,686	73,486
Securities loaned	948,256	1,600,099
Securities sold under agreements to repurchase	461,235	340,742
Payables to broker-dealers and clearing organizations	992,827	826,750
Payables to customers	118,826	89,719
Trading liabilities, at fair value	2,923,708	2,497,958
Tax receivable agreement obligations	271,165	269,282
Accounts payable and accrued expenses and other liabilities	491,818	399,168
Operating lease liabilities	315,340	365,364
Long-term borrowings, net	1,639,280	1,917,866
Total liabilities	8,227,141	8,380,434

Total equity	1,855,038	1,228,936

Total liabilities and equity	$10,082,179	$9,609,370

	As of December 31, 2020
	Interests	%
Ownership of Virtu Financial LLC Interests:
Virtu Financial, Inc. - Class A Common Stock and Restricted Stock Units	125,291,726	64.1%
Non-controlling Interests (Virtu Financial LLC)	70,318,679	35.9%
Total Virtu Financial LLC Interests	195,610,405	100.0%

About Virtu Financial, Inc.

Virtu is a leading financial services firm that leverages cutting-edge technology to provide execution services and data, analytics and connectivity products to its clients and deliver liquidity to the global markets. Leveraging its global market making expertise and infrastructure, Virtu provides a robust product suite including offerings in execution, liquidity sourcing, analytics and broker-neutral, multi-dealer platforms in workflow technology. Virtu’s product offerings allow clients to trade on hundreds of venues across 50+ countries and in multiple asset classes, including global equities, ETFs, foreign exchange, futures, fixed income and myriad other commodities.  In addition, Virtu’s integrated, multi-asset analytics platform provides a range of pre and post-trade services, data products and compliance tools that clients rely upon to invest, trade and manage risk across global markets.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Virtu Financial, Inc.’s (“Virtu’s”, the “Company’s” or “our”) business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. Those risks and uncertainties include, without limitation: risks relating to the COVID-19 pandemic, including the possible effects of the economic conditions worldwide resulting from the COVID-19 pandemic and governmental and other responses thereto; fluctuations in trading volume and volatilities in the markets in which we operate; the ability of our trading counterparties and various clearing houses to perform their obligations to us; the performance and reliability of our customized trading platform; the risk of material trading losses from our market making activities; swings in valuations in securities or other instruments in which we hold positions; increasing competition and consolidation in our industry; the effect of the acquisition of Investment Technology Group, Inc. (“ITG”) on existing business relationships, operating results, and ongoing business operations generally; the significant costs and significant indebtedness that we have incurred in connection with the acquisition of ITG; the risk that we may encounter significant difficulties or delays in integrating the two businesses and the anticipated benefits, cost savings and synergies or capital release may not be achieved; the assumption of potential liabilities relating to ITG's business; the risk that cash flow from our operations and other available sources of liquidity will not be sufficient to fund our various ongoing obligations, including operating expenses, short-term funding requirements, margin requirements, capital expenditures, debt service and dividend payments; regulatory and legal uncertainties and potential changes associated with our industry, particularly in light of increased attention from media, regulators and lawmakers to market structure and related issues; potential adverse results from legal or regulatory proceedings; our ability to remain technologically competitive and to ensure that the technology we utilize is not vulnerable to security risks, hacking and cyber-attacks; risks associated with third party software and technology infrastructure. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

CONTACT

Investor Relations

Deborah Belevan, IRC, CPA

investor_relations@virtu.com

Media Relations

Andrew Smith

media@virtu.com